Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P.

Announces Tender for Any and All of its $346,180,000 Aggregate Principal Amount of 7 3/8 % Senior Notes

Whippany, New Jersey, February 7, 2017 — Suburban Propane Partners, L.P. (NYSE:SPH) (“Suburban Propane”), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that Suburban Energy Finance Corp. and Suburban Propane (collectively “Suburban”), have commenced a cash tender offer (the “Offer”) for any and all of the $346,180,000 aggregate principal amount of their 7 3/8 % Senior Notes due 2021 with CUSIP number 864486AG0 (the “Notes”).

The Offer will expire at 5:00 P.M., New York City time, on February 13, 2017, unless extended (such date and time, as the same may be extended, the “Expiration Time”). Holders who validly tender (and do not validly withdraw) their Notes on or prior to the Expiration Time will receive $1,041.45 for each $1,000 principal amount of Notes accepted for purchase. Accrued and unpaid interest, up to, but not including, the payment date, which is expected to be February 14, 2017, will be paid in cash on all validly tendered Notes accepted by Suburban for purchase in the Offer. Notes validly tendered may not be withdrawn on or following the Expiration Time except as may be required by law.

The complete terms and conditions of the Offer are set forth in the Offer to Purchase, including the related Notice of Guaranteed Delivery, dated February 7, 2017 (the “Offer to Purchase”) and in the related Letter of Transmittal, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the Offer. The closing of the Offer will be subject to a number of conditions that are set forth in the Offer to Purchase, including the successful completion by Suburban of a new senior debt offering. Suburban may amend, extend or, subject to certain conditions, terminate the Offer.

Suburban has retained Wells Fargo Securities, LLC to act as Dealer Manager in connection with the Offer. Copies of the Offer to Purchase and the related Letter of Transmittal may be obtained from Global Bondholder Services Corporation, the Tender and Information Agent for the Offer, online at http://www.gbsc-usa.com/suburbanpropane/ or by phone at (212) 430-3774 (banks and brokers) or (866) 794-2200 (all others). Questions regarding the Offer may be directed to the Tender and Information Agent at this phone number. Questions regarding the Offer may also be directed to the Dealer Manager at (866) 309-6316 (toll-free) and (704) 410-4760 (collect).

This announcement is not an offer to purchase or a solicitation of an offer to sell any securities. The Offer is being made solely by means of the Offer to Purchase and the related Letter of Transmittal

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. Suburban serves the energy needs of approximately 1.1 million residential, commercial, industrial and agricultural customers through 675 locations in 41 states.

About Suburban Energy Finance Corp.

Suburban Energy Finance Corp. is a Delaware corporation and a wholly-owned subsidiary of Suburban Propane formed for the sole purpose of acting as the co-issuer of the Notes and as co-obligor for other debt securities Suburban Propane has previously issued and may issue in the future. It has nominal assets and does not and will not conduct any operations or have any employees.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Suburban expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding actions taken by the holders of the Notes or by Suburban with respect to the offer and whether the conditions to the offer will be satisfied. These statements reflect Suburban’s expectations or forecasts based on assumptions made by the partnership. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could cause actual results to differ materially from our forward looking statements. These risks are further described in Suburban’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and Suburban undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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